Exhibit 5.01

           OPINION AND CONSENT OF HAWLEY TROXELL ENNIS & HAWLEY LLP


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                            _________________, 2000



United States Antimony Corporation
P.O. Box 643
1250 Prospect Creek Road
Thompson Falls, MT  59873

      Re:   United States Antimony Corporation
            Form SB-2 Registration Statement

Ladies and Gentlemen:

      This firm represents United States Antimony Corporation, a Montana corporation (the "Company"). This opinion is delivered in connection with the referenced Form SB-2 Registration Statement (as amended by Amendment No. 1) relating to United States Antimony Corporation, the issuance of up to 4,870,625 shares of the Company's Common Stock, $.01 par value per share (hereinafter referred to as the "Common Stock") upon conversion of certain debentures and exercise of certain related warrants, and the resale of up to 477,979 shares of the Company's Common Stock by certain Selling Shareholders described in the Registration Statement. In connection therewith, we have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

      On the basis of the foregoing, we are of the opinion that (1) the issuance of 477,979 shares of Common Stock upon conversion of the Company's Series C preferred stock was duly authorized by the Board of Directors of the Company and that those shares are legally issued, fully paid and nonassessable; and (2) the issuance of up to 4,870,625 shares of Common Stock upon conversion of certain debentures and exercise of certain related warrants has been duly authorized by the Board of Directors of the Company, and that those shares, when issued in accordance with the terms and conditions of the debentures and/or the warrants, will be legally issued, fully paid and nonassessable.

      The opinions herein expressed are limited to the laws of the United States and to the Montana Business Corporation Act (including the statutory provisions of that Act, the applicable provisions of the Montana Constitution and reported judicial decisions interpreting these laws), all as in effect on the date hereof.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form SB-2 and any amendment thereof, and to references to this Firm in the Prospectus included in the Registration Statement.

                              Sincerely,

                              HAWLEY TROXELL ENNIS & HAWLEY LLP



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